UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 21, 2005 (September 21, 2005)

(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	1-32213	20-0947002
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On September 21, 2005, Mark C. Pappas voluntarily resigned from the board of directors (the "Board") of MortgageIT Holdings, Inc. (the "Company"). A copy of the press release announcing Mr. Pappas's resignation from the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)    On September 21, 2005, the Board appointed United States Congressman Edolphus "Ed" Towns to the Board. Mr. Towns will serve on the Nomination and Corporate Governance Committee of the Board. There is no arrangement or understanding between Congressman Towns and any other persons pursuant to which Congressman Towns was selected as a director. There have been no transactions between Congressman Towns and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. A copy of the press release announcing Congressman Towns's appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On September 21, 2005, the Board amended the bylaws of the Company (the "Bylaws") effective as of that date. The Board amended Article II, Section 2 of the Bylaws to provide that the annual meeting of the stockholders of the Company shall be held during the month of June, rather than the month of May.

Item 8.01.    Other Events

On September 21, 2005, the Company issued a press release announcing that the Board declared a cash dividend of $0.48 per common share for the third quarter of 2005. The dividend is payable on October 14, 2005, to stockholders of record as of September 30, 2005. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.2 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release dated September 21, 2005.

99.2	Press Release dated September 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By: /s/ Andy Occhino Andy Occhino Secretary

Date: September 21, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated September 21, 2005 (September 21, 2005)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 21, 2005.
99.2	Press Release dated September 21, 2005.